UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2008

Independent Bank Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

288 Union Street, Rockland, Massachusetts		02370
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-878-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed, Rockland Trust Company, the wholly-owned bank subsidiary of Independent Bank Corp. (the "Company"), is the plaintiff in the federal court case commonly known as Rockland Trust Company v. Computer Associates International, Inc. n/k/a CA, Inc., United States District Court for the District of Massachusetts Civil Action No. 95-11683-DPW (the "CA Case"). The CA Case, which was filed in 1995, arose from disputes over a contract signed in 1991 for software that CA sold to Rockland Trust.

On August 31, 2007 the judge in the CA Case issued a decision which directed the Clerk to enter judgment for CA "in the amount of $1,089,113.73 together with prejudgment interest in the amount of $272,278 for a total of $1,361,392." On September 5, 2007 Rockland Trust paid the judgment from an accrual established on June 30, 2007.

On August 1, 2008 the judge in the CA Case issued a decision which stated that CA has "a right to recover attorney’s fees and expenses in this litigation." On August 4, 2008 the Company established a $1.5 Million reserve for potential liability associated with the August 1, 2008 decision, effective as of June 30, 2008.

On September 26, 2008 Rockland Trust and CA signed a Settlement Agreement that finally resolved all matters pertaining to the CA Case including, but not limited to, CA’s claim for attorney fees and costs. On September 26, 2008 Rockland Trust made a $750,000 payment to CA pursuant to the Settlement Agreement from the $1.5 Million reserve established on August 4, 2008. The Company has reversed the $750,000 remaining from the $1.5 Million reserve, and the benefit derived will be reflected in the Company’s pre-tax earnings for the quarter ending September 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.

September 29, 2008	By:	/s/ Edward Seksay

Name: Edward Seksay
Title: General Counsel